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                                                                   EXHIBIT 10.24

                                 LOAN AGREEMENT

      This Loan Agreement (the "Agreement") is entered into as of the 26th day of June 2000 by and between Gadzoox Networks, Inc., a Delaware corporation (the "Company"), and Clark F. Foy, a married man, and Catherine B. Foy, (jointly and severably "Borrower").

                                    RECITALS

      A.    Borrower has accepted an offer of employment with the Company.

      B.    Borrower has found it necessary to request a loan from the Company.

      C. To aid Borrower in his employment, the Company and Borrower desire that the Company shall loan to Borrower the total amount of Two Hundred, Eighty-Five Thousand Dollars ($285,000) under the terms and conditions as set forth below.

      NOW, THEREFORE, the Company and Borrower agree as follows:

                                    AGREEMENT

      1. The Company agrees to lend to Borrower the amount of Two Hundred, Eighty-Five Thousand Dollars ($285,000) (the "Loan").

      2. Concurrent with the execution and delivery of this Agreement, Borrower shall execute and deliver to the Company a promissory note (the "Note") in the amount of Two Hundred, Eighty-Five Thousand Dollars ($285,000) in the form attached hereto as Exhibit A.

      3. Borrower understands that the Loan provided for herein is not transferable by Borrower.

      4. This Agreement and the exhibits attached hereto constitute the full and entire understanding and agreement between the parties hereto with regard to the subject hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      5. Borrower understands that this Agreement does not constitute an employment agreement or a promise by the Company to continue Borrower's employment.

      6. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposited within the United States mail, by registered or certified mail, postage prepaid, addressed to the address set forth on the signature page hereof, or such other address as either party may furnish to the other party.


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      7.    Neither party may assign the rights and/or duties under this
Agreement to a third party without the prior written consent of the other party to this Agreement, except in the event that the Company is merged into another corporation, or substantially all the outstanding stock or assets of the Company are sold to another corporation and the surviving or acquiring corporation agrees in writing to be bound by the rights and duties of the Company under this Agreement, then the Company may assign its rights and duties hereunder to such acquiring or surviving corporation. In the event the that the Company is merged into another corporation, or substantially all the outstanding stock or assets of the Company are sold to another corporation and the surviving or acquiring corporation requests this Agreement and Loan be terminated and any such obligations under the Agreement and Loan be canceled, the Borrower agrees that the Company may immediately forgive any amounts due and owing under this Agreement and Loan.

      8. All exhibits attached hereto are incorporated herein by this reference.

      9. This Agreement shall be governed in all respects by the laws of the State of California.

      10. In case one or more provisions herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

      11. Each party hereto agrees to do such further acts and things and to execute, acknowledge and deliver or to cause to have executed, acknowledged, and delivered such other and further instruments and documents as may reasonably be requested by the other to carry out the purposes and intents of this Agreement. This Agreement may be executed in counterparts and each counterpart shall be deemed an original instrument.

      12. This Agreement and Loan and the terms and conditions herein shall be held by both parties in the strictest confidence and not disclosed to any third party without first informing the other party as to the reason and timing of such disclosure.

      13. This Agreement, the Note and all related documentation are executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of creating the obligations described herein and therein. The parties acknowledge that 1) they have read such documentation; 2) they have been represented in the preparation, negotiation and execution of such documentation by legal counsel of their own choice or that they have voluntarily declined to seek such counsel; 3) they understand that the terms and consequences of this Agreement, the Note and all related documentation and the obligations they create; and 4) they are fully aware of the legal and binding effect of this Agreement, the Note and the other documents contemplated by this Agreement.



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      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

BORROWER:                                 COMPANY:

/s/ CLARK F. FOY                          /s/ CHRISTINE E. MUNSON
--------------------------------------    --------------------------------------
Clark F. Foy                                  Christine E. Munson
Address:  325 Johnson Ave.                    Chief Financial Officer
          ----------------------------        Gadzoox Networks, Inc.
          Los Gatos, CA 95030                 5850 Hellyer Avenue
          ----------------------------        San Jose, CA 95138
Phone:    408-395-9544                        (408) 360-4950
          ----------------------------



BORROWER:

/s/ CATHERINE B. FOY
--------------------------------------
Catherine B. Foy
Address:  325 Johnson Ave.
          ----------------------------
          Los Gatos, CA 95030
          ----------------------------
Phone:    408-395-9544
          ----------------------------


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                           EXHIBIT A TO LOAN AGREEMENT
                                 PROMISSORY NOTE

$285,000                                                    San Jose, California
                                                                   June 26, 2000

      1. For value received, the undersigned, Clark F. Foy and Catherine B. Foy (jointly and severably, "Borrower") promise to pay Gadzoox Networks, Inc., a Delaware corporation (the "Company"), or order, with interest, the principal sum of Two Hundred, Eighty-Five Thousand Dollars ($285,000) (the "Principal"), loaned to Borrower pursuant to that certain Loan Agreement between Borrower and the Company of even date herewith (the "Loan Agreement").

      2. The Principal shall bear simple interest at the rate of Six Percent (6%) per annum.

      3.    Principal and interest shall be due and payable as follows:

            A. All unpaid or unforgiven Principal plus all accrued and unpaid or unforgiven interest thereon shall be due and payable at the date of voluntary termination or cessation of the employment of Borrower with the Company, or ten
(10) days following the date of involuntary termination of the employment of Borrower with the Company, for cause; or

            B. Seventeen Thousand, Eight Hundred Twelve Dollars and Fifty Cents ($17,812.50) of the Principal and all accrued interest on the outstanding Principal balance shall be due and payable at the later of each quarterly anniversary date of this Note (whether or not Borrower is employed by the Company) or the extended quarterly anniversary date as specified in 5(B) below.

      4. In the event that Borrower's employment with the Company is terminated without cause, then the provisions of paragraph 3 above shall not apply, and the outstanding Principal and accrued interest shall be forgiven. "Cause" shall mean 1) any act of personal dishonesty taken by the Employee in connection with his responsibilities as an employee that constitutes material injury to the Company or that is intended to result in substantial personal enrichment of the Employee, 2) the conviction of a felon, or 3) a willful act by the Employee which constitutes gross misconduct injurious to the Company.

      5. Notwithstanding the provisions of paragraph 3, and subject to the conditions set forth below, on the quarterly anniversary dates of the date of this Note (June __, 2000) ("Forgiveness Date"), the Company will forgive an amount equal to Seventeen Thousand, Eight Hundred Twelve Dollars and Fifty Cents ($17,812.50) of the Principal and all accrued interest on the outstanding Principal balance. Such forgiveness shall be conditioned on the following:

            A. That the Borrower is an employee of the Company as of the relevant Forgiveness Date and has not given notice of resignation or been given notice of termination for cause, or;

            B. That the Borrower is not on Leave of Absence ("LOA") on the relevant Forgiveness Date and has not been on LOA during the three (3) month period immediately prior to the relevant Forgiveness Date, provided however that if the Borrower is or has been on LOA, the Forgiveness Date and all subsequent Forgiveness Dates shall be extended by a number of days equal to the period of the LOA.

      Any portion of the Principal and all accrued interest which is not forgiven pursuant to this paragraph or paragraph 4 shall be due and payable as otherwise set forth in this Note.

      6. If an action is instituted for collection of this Note, the prevailing party is entitled to be reimbursed for court costs and reasonable attorney's fees incurred by the holder thereof.

      7. This Note may be amended or modified, and provisions hereof may be waived, only by the written agreement of Borrower and the Company. No delay or failure by the Company in exercising any right, power or remedy thereunder shall operate as a waiver of such right, power or remedy, and a waiver of any right, power or remedy on any one occasion shall not operate as a bar or waiver of any such right, power or remedy on any other occasion. Without limiting the generality of thee foregoing, the delay or failure by the Company for any period of time to enforce collection of any amounts due hereunder shall not be deemed to be a waiver of any rights of the Company under contract or under law. The rights of the Company under this Note are in addition to any other rights and remedies which the Company may have.

      8. This Note may be prepaid without penalty, in whole or in part, at any time. All amounts payable hereunder shall be payable in lawful money of the United States of America.

      9. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California.

      10. If any payment under this Note is not paid when due, then the parties agree that 1) the Company's damages shall be difficult to estimate, 2) interest shall cease to accrue on the Principal at the rate of Six Percent (6%) per annum compounded annually and, as liquidated damages on account of Borrower's default, the unpaid Principal and accrued interest (to the extent permitted by law) shall bear interest at the default rate of Twelve Percent (12%) per annum, or the highest rate allowed by law, whichever is higher, from said due date until paid, and 3) the parties agree that such liquidated damages are a reasonable estimate of the damages the Company will incur as a consequence of Borrower's default.


BORROWER:                                 BORROWER:

/s/ CLARK F. FOY                          /s/ CATHERINE B. FOY
--------------------------------------    --------------------------------------
Clark F. Foy                              Catherine B. Foy

6/25/00                                   6-25-00
--------------------------------------    --------------------------------------
Date                                      Date



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